SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 1, 2010

RECON TECHNOLOGY, LTD

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34409	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1902, Building C, King Long International Mansion

No. 9 Fulin Road

Beijing, 100107

People’s Republic of China

(Address of principal executive offices)

Registrant’s telephone number, including area code: 025-52313015

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 1, 2010, at the Registrant’s annual meeting of shareholders, shareholders of the Registrant elected Mr. Zhao Shudong, Dr. Lu Jun and Ms. Sun Wenhui as new Class I directors.

Former Class I directors Mr. Li Hongqi and Ms. Xiaorong Liao and former Class II director Mr. Dennis O. Laing resigned from their positions on the Board of Directors and effective as of the election of the three new directors at the annual shareholders meeting on December 1, 2010 are no longer members of the Registrant’s board of directors. Additionally, current Class I director Mr. Nelson Wong will become a Class II director, replacing current Class II director Mr. Laing.

ITEM 8.01 OTHER EVENTS.

As discussed in Item 5.02 above, the Registrant held its annual meeting of shareholders on December 1, 2010. In addition to the election of directors as discussed above, the shareholders of the Registrant ratified the appointment of Bernstein & Pinchuk LLP as the Registrant’s independent registered public accountant for the fiscal year ending June 30, 2011.

A copy of the press release announcing the results of the 2010 annual meeting of shareholders is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

99.1	Press Release dated December 3, 2010, “Recon Technology Announces Election of Three New Directors”

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RECON TECHNOLOGY, LTD

By:	/s/ Yin Shenping
Yin Shenping
Chief Executive Officer

Dated: December 3, 2010

EXHIBIT INDEX

Number	Description of Exhibit

99.1	Press Release dated December 3, 2010, “Recon Technology Announces Election of Three New Directors”

3